Exhibit 10.9

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as amended, restated or otherwise modified, this “Agreement”), executed February 17, 2004 and effective as of February 19, 2004 is made by GRAND PRIX ASSOCIATION OF LONG BEACH, INC., a California corporation (“Pledgor”) in favor of MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, as agent (the “Agent”) for the ratable benefit of each of the financial institutions (the “Lenders”) as are, or may from time to time become, parties to the Credit Agreement (as defined below).

STATEMENT OF PURPOSE

The Pledgor, together with Dover Motorsports, Inc., Dover International Speedway, Inc., Gateway International Motorsports Corporation, Gateway International Services Corporation, Memphis International Motorsports Corporation, M&N Services Corp. and Nashville Speedway USA, Inc. (collectively, “Borrowers”), the Lenders and the Agent, as agent for the Lenders, are parties to a Credit Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified, the “Credit Agreement”). Pursuant to the terms of the Credit Agreement the Lenders are providing credit accommodations to the Borrowers and as a condition of providing such credit accommodations the Lenders have required that the Pledgor execute and deliver this Agreement to secure the obligations of the Borrowers under the Credit Agreement.

The Pledgor is the legal and beneficial owners of the shares of Pledged Securities (as hereinafter defined) issued by the issuers (the “Issuers”) listed on Schedule I hereto.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined in this Agreement, including the preambles and recitals hereof shall have the meaning assigned thereto in the Credit Agreement. The following terms shall have the following meanings:

“Agreement” means this Pledge Agreement, as further amended, restated or otherwise modified.

“Code” means the Uniform Commercial Code from time to time in effect in the State of Maryland.

“Collateral” means the Stock Collateral.

“Event of Default” means an Event of Default (as such term is defined in the Credit Agreement).

“Pledged Securities” means the shares of capital stock of each Issuer listed on Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by such Issuer to Pledgor while this Agreement is in effect.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(65) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon, proceeds of sale thereof or distributions with respect thereto.

“Secured Obligations” means the Obligations as that term is defined in the Credit Agreement.

“Secured Parties” means the Agent and the Lenders.

“Stock Collateral” means the Pledged Securities and all Proceeds therefrom.

SECTION 2. Pledge and Grant of Security Interests. Pledgor hereby delivers to the Agent, for the ratable benefit of the Secured Parties, all of the Pledged Securities and hereby grants to the Agent, for the ratable benefit of the Secured Parties, a first priority security interest in the Pledged Securities, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

SECTION 3. Stock Powers and Transfer Instruments. Concurrently with the execution of this Agreement and delivery to the Agent of each certificate representing one or more shares of Pledged Securities, (i) Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by Pledgor with, if the Agent so requests, signature guaranteed and (ii) each Pledgor shall cause each Issuer of such Pledged Securities to, and each such Issuer shall, acknowledge and consent to this Agreement on the signature pages hereto.

SECTION 4. Pledgor Remain Liable. Anything herein to the contrary notwithstanding, (a) each Pledgor shall remain liable to perform all of its duties and obligations as an owner of the Issuers, as applicable, to the same extent as if this Pledge Agreement had not been executed, (b) the exercise by the Agent of any of its rights hereunder shall not release Pledgor from any of its duties or obligations as owner of the Issuers, and (c) neither the Agent nor any other Secured Party shall have any obligation or liability as an owner of the Issuers, by reason of this Agreement.

SECTION 5. Representations and Warranties. To induce the Agent and the Lenders to execute the Credit Agreement, provide any credit facilities under the Credit Agreement and accept the security contemplated hereby, Pledgor hereby represents and warrants that:

(a) Pledgor has the corporate authority and legal right to execute and deliver, to perform its obligations under, and to grant the lien on the Collateral pursuant to, this

Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the lien on the Collateral pursuant to, this Agreement;

(b) this Agreement constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(c) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or contractual obligation of Pledgor and will not result in the creation or imposition of any lien on any of the properties or revenues of Pledgor pursuant to any applicable law or contractual obligation, except as contemplated hereby;

(d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(e) the shares of Pledged Securities listed on Schedule I constitute all the issued and outstanding shares of all classes of the capital stock of each of the Issuers and all the shares of the Pledged Securities have been duly and validly issued and are fully paid and non-assessable;

(f) Pledgor is the record and beneficial owner of, and has good and marketable title to, the Collateral listed on Schedule I, free of any and all liens or options in favor of, or claims of, any other Person, except the lien created by this Agreement;

(g) upon (i) the execution of this Agreement by the Pledgor and Issuers, (ii) delivery to the Agent of the stock certificates evidencing the Pledged Securities, and (iii) the filing of properly completed financing statements in all necessary jurisdictions, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Collateral and the Proceeds related thereto, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any of the Collateral from Pledgor.

SECTION 6. Certain Covenants. The Pledgor covenants and agrees with the Agent for the ratable benefit of the Secured Parties that, from and after the date of this Agreement until the Secured Obligations are paid in full and the Commitments are terminated:

(a) Pledgor will, upon request of the Agent, execute such notices of lien, notices of assignment and continuations or amendments to any of the foregoing, and other documents (and pay the costs of filing or recording the same in all public offices deemed necessary by the Agent) and do such other acts and things, all as the Agent may from time to time request to establish and maintain a valid perfected pledge and first priority security interest in the Collateral. The Pledgor hereby constitutes and appoints the Agent (and any of its officers) as its attorney-in-fact with full power and authority to execute and deliver all documents necessary to perfect and keep perfected the security interests created hereby, which power of attorney may only be exercised in the event the Pledgor fails to execute and deliver any document necessary to perfect or keep perfected the security interest created hereby within five (5) business days after being requested to do so. This power of attorney hereby granted is a special power of attorney coupled with an interest and shall be irrevocable by the Pledgor.

(b) If Pledgor shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any stock or other certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any portion of the Collateral, or otherwise in respect thereof, Pledgor shall accept the same as the agent of the Agent, hold the same in trust for the Agent and deliver the same forthwith to the Agent in the exact form received, together with an undated stock power covering such certificate duly executed in blank by such Pledgor, and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. In addition, any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of any Issuer shall be held by the Agent as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of any Collateral shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Agent, segregated from other funds of Pledgor, as additional collateral securing the Secured Obligations.

(c) Without the prior written consent of the Agent, Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the lien provided for by this Agreement. Pledgor will defend the right, title and interest of the Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

(d) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

(e) The Pledgor agrees to pay, and to save the Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

SECTION 7. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent’s intent to exercise its rights pursuant to Section 8 below, the Pledgor shall be permitted to receive all cash dividends, distributions or other payments paid in accordance with the terms of the Credit Agreement in respect of the Pledged Securities and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, that no vote shall be cast or corporate right exercised or other action taken which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement, the Credit Agreement or any other Loan Document.

SECTION 8. Rights of the Agent.

(a) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the Pledgor, (i) the Agent shall have the right to receive any and all cash dividends, distributions or other payments paid in respect of the Collateral and make application thereof to the Secured Obligations, in the manner set forth in the Credit Agreement and (ii) if applicable, all of the Collateral shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Collateral at any meeting of shareholders of the applicable Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the applicable Issuer or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to such Collateral, and in connection therewith, the right to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) The rights of the Agent and the Secured Parties hereunder shall not be conditioned or contingent upon the pursuit by the Agent or any Secured Party of any right or remedy against the Pledgor or against any other Person which may be or become liable in respect of all or any part of the Secured Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Agent nor any Secured Party shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

SECTION 9. Remedies. Subject to the penultimate sentence of this Section, if an Event of Default shall occur and be continuing, with the consent of the Required Lenders, the Agent may, and upon the request of the Required Lenders, the Agent shall, exercise on behalf of itself and the Secured Parties, all rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, and in addition thereto, all rights and remedies of a “secured party” under the Code. Without limiting the generality of the foregoing with regard to the scope of the Agent’s remedies, but subject to the terms of the penultimate sentence of this Section, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, any Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Agent or any Secured Party or elsewhere upon commercially reasonable terms and conditions and at commercially reasonable prices, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements of counsel thereto actually incurred, to the payment in whole or in part of the Secured Obligations, in the manner set forth in the Credit Agreement, and only after such application and after the payment by the Agent of any other amount required by any provision of law, need the Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against the Agent or any Secured Party arising out of the exercise by them of any rights hereunder if exercised in accordance with this Agreement. Notwithstanding anything contained herein to the contrary, Agent may not sell, assign, transfer, convey or otherwise dispose of the Pledged Securities or give any options of any kind in the Pledged Securities until the date occurring at least sixty (60) days after an Event of Default (however, Agent may advertise and take other steps to prepare for a commercially reasonable disposition of the Pledged Securities during such sixty (60) day period). If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

SECTION 10. Private Sales.

(a) INTENTIONALLY OMITTED

(b) The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all of the Collateral, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (“Securities Act”) and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that, in the event the Agent is unable to effect a public sale, any such private sale shall be deemed to have been made in a commercially reasonable manner if effectuated upon commercially reasonable terms and conditions. The Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the applicable Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the applicable Issuer would agree to do so.

(c) Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 10 valid and binding and in compliance with any and all other applicable laws. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Agent and the Secured Parties not compensable in damages, that the Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against the Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

SECTION 11. Amendments, etc. With Respect to the Secured Obligations. The Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Secured Obligations made by the Agent or any Secured Party may be rescinded by the Agent or such Secured Party, and any of the Secured Obligations continued, and the Secured Obligations, or the liability of the Pledgor or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Agent or any Secured Party, and the Credit Agreement, any other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Secured Parties may deem advisable from time to time, in accordance with the terms of the Credit Agreement and any other document executed in connection therewith, as applicable, and any guarantee, right of offset or other collateral security at any time held by the Agent or any Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released.

Neither the Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any other lien at any time held by it as security for the Secured Obligations or any property subject thereto. Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Agent or any Secured Party upon this Agreement; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement; and all dealings between the Pledgor, on the one hand, and the Agent and the Secured Parties, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Pledgor with respect to any of the Secured Obligations.

SECTION 12. Limitation on Duties Regarding Collateral. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent, any Secured Party nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

SECTION 13. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Agent in accordance with the terms of the Credit Agreement.

SECTION 14. Concerning the Agent. The provisions of Article 9 of the Credit Agreement, shall inure to the benefit of the Agent in respect of this Agreement and shall be binding upon the Pledgor and the Secured Parties. In furtherance and not in derogation of the rights, privileges and immunities of the Agent therein set forth therein:

(a) The Agent is acting solely in an administrative capacity and, in the absence of its own gross negligence or intentional misconduct, shall have no duty of care, duty of disclosure, or fiduciary duty to any person except the duties expressly set forth herein. The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action incidental thereto. As to any matters not expressly provided for herein, the Agent may request satisfactory indemnity and instructions from the Secured Parties and shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.

(b) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interests therein purported to be granted by this Agreement, whether impaired by operation of law or by reason of any action or omission to act on its part (other than any such action or inaction constituting gross negligence or willful misconduct). The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Pledgor. Neither the Agent nor any Lender has made or makes any representation, warranty, affirmation or statement hereunder or in connection herewith to any other Lender with respect to the Collateral, the issuers of the Pledged Securities or their businesses or financial condition or the execution, delivery, validity, enforceability, genuineness, observance, performance, or sufficiency of this Pledge Agreement or any agreement or instrument referred to herein or the creation, perfection, protection, priority or foreclosure of the security interest contemplated hereby or any other matter whatsoever.

SECTION 15. Control Agreement; Acknowledgement by Issuers.

(a) The Pledgor hereby authorizes and instructs each Issuer to comply, and each Issuer hereby agrees to so comply, with any instruction received thereby from the Agent in accordance with the terms of this Agreement with respect to the Collateral, without any consent or further instructions from the Pledgor and the Pledgor agrees that such Issuer shall be fully protected in so complying.

(b) Each Issuer acknowledges receipt of a copy of this Pledge Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it.

SECTION 16. Regulatory Approval. Pledgor will, at its expense, promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, and all other documents and papers the Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement.

SECTION 17. Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with the terms of the Credit Agreement.

SECTION 18. Rights and Remedies Cumulative; Non-Waiver, etc. The enumeration of the rights and remedies of the Agent and the Secured Parties set forth in this Agreement is not intended to be exhaustive and the exercise by the Agent and the Secured Parties of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Credit Agreement or any other Loan Document or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Pledgor, the Agent and the Secured Parties or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement, the Credit

Agreement or any other Loan Documents or to constitute a waiver of any Event of Default. This Agreement is a Loan Document executed pursuant to the Credit Agreement.

SECTION 19. Successors and Assigns. This Agreement is for the benefit of the Agent and the Secured Parties and their permitted successors and assigns. This Agreement shall be binding on the Pledgor and its successors and assigns; provided that Pledgor may not assign any of its rights or obligations hereunder without the prior written consent of the Agent and the Secured Parties.

SECTION 20. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

SECTION 21. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

SECTION 22. Jurisdiction and Venue.

(a) Jurisdiction. Pledgor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in the State of Maryland, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Credit Agreement and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Nothing in this Section 22 shall affect the right of the Agent or any Secured Party to serve legal process in any manner permitted by applicable law or affect the right of the Agent or any Secured Party to bring any action or proceeding against Pledgor or its properties in the courts of any other jurisdictions.

(b) Venue. Pledgor hereby irrevocably waives any objection it may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Agreement, the Credit Agreement or any other Loan Document or the rights and obligations of the parties hereunder. Pledgor irrevocably waives, in connection with such action, claim or proceeding, any plea or claim that the action, claim or other proceeding has been brought in an inconvenient forum.

SECTION 23. Waiver of Jury Trial.

(a) THE AGENT, EACH SECURED PARTY AND PLEDGOR HEREBY ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

SECTION 24. Injunctive Relief; Punitive Damages.

(a) Pledgor recognizes that, in the event Pledgor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Agent and the Secured Parties. Therefore, Pledgor agrees that the Agent and the Secured Parties, at their option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b) The Agent, the Secured Parties and the Pledgor hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to this Agreement or any other Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute.

SECTION 25. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 26. Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

SECTION 27. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

WITNESS/ATTEST:	GRAND PRIX ASSOCIATION OF LONG BEACH, INC., A California Corporation as Pledgor

	By:	/s/ PATRICK J. BAGLEY

	Name:	Patrick J. Bagley
	Title:	Senior Vice President and CFO

Acknowledged And Consented To By:

GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION

By:	/s/ PATRICK J. BAGLEY

Name:	Patrick J. Bagley
Title:	Senior Vice President and CFO

GATEWAY INTERNATIONAL SERVICES CORPORATION

By:	/s/ TONY EVANS

Name:	Tony Evans
Title:	Treasurer

MEMPHIS INTERNATIONAL MOTORSPORTS CORPORATION

By:	/s/ PATRICK J. BAGLEY

Name:	Patrick J. Bagley
Title:	Senior Vice President and CFO

M&N SERVICES CORP.

By:	/s/ TONY EVANS

Name:	Tony Evans
Title:	Treasurer